Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS SECOND QUARTER 2025 RESULTS

Grew Total Revenue 28% year-over-year to $941 million

Reported $95 million of Net Income and delivered our second-highest quarterly

Adjusted EBITDA of all time at $232 million, with a robust 24.7% Adjusted EBITDA Margin

Generated $276 million in Cash from Operating Activities with $246 million of Free Cash Flow

Plano, TX, August 1, 2025 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest and most influential theatrical exhibition companies in the world, today reported results for the three and six months ended June 30, 2025.

“The second quarter once again showcased the strength and resilience of theatrical exhibition as a surge in summer moviegoing momentum reflected the enduring consumer appeal for larger-than-life cinematic experiences,” stated Sean Gamble, Cinemark’s President and CEO. “Cinemark fully capitalized on the robust second quarter film slate to deliver record-level results, including multiple box office achievements, all-time high food and beverage per caps, our highest domestic quarterly revenue ever, and one of our most profitable quarters in the history of our company. Our ability to consistently deliver solid, industry-outperforming results is rooted in our strong financial and operating foundation, the distinctive competitive advantages we’ve cultivated over time, and the benefits we continue to derive from our ongoing strategic initiatives. As we look ahead, we remain highly encouraged about the trajectory of our industry and believe Cinemark is exceptionally well-positioned to continue thriving in the years to come.”

Q2 2025 Earnings Highlights

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Entertained 58 million moviegoers across our global footprint that spans 14 countries.
•
Continued to meaningfully benefit from our ongoing strategic initiatives, such as:
o
Sustained structural market share growth versus pre-pandemic levels of more than 100 basis points in the U.S. and Latin America, which continues to represent the most significant gains of all major exhibitors.
o
Produced our highest quarterly domestic admissions revenue since the pandemic and our third-highest result of all time; also achieved our biggest domestic Memorial Day weekend ever.
o
Delivered all-time high D-BOX revenues and second-highest grossing XD admissions revenue during the quarter.
o
Achieved new quarterly all-time high food and beverage per caps both domestically and internationally.
o
Continued to strengthen operating practices, achieving incremental productivity gains while maintaining positive satisfaction scores from approximately 95% of our guests.
o
Further expanded loyalty program impact, growing Movie Club subscriptions 12% year-over-year and 50% versus 2019 to 1.45 million members, who accounted for nearly 30% of domestic box office.
o
Leveraged sophisticated marketing capabilities to amplify studio campaigns, enhance awareness and excitement for upcoming films, and increase consumer engagement with Cinemark.
•
Delivered total revenue of $941 million, a 28% increase year-over-year with all-time high quarterly domestic revenue results.
•
Reported net income of $95 million with $0.63 diluted earnings per share attributable to Cinemark Holdings, Inc.
•
Achieved highest post-pandemic quarterly Adjusted EBITDA of $232 million and Adjusted EBITDA margin of 24.7%. Also delivered second-highest quarterly Adjusted EBITDA in our history.
•
Generated $276 million of cash from operating activities and $246 million of free cash flow; ended the quarter with $932 million of cash as we prepare to settle the $460 million principal of our convertible notes maturing August 15, 2025.
•
Successfully repriced our term loan, reducing its interest rate by 50 basis points which will yield $3.2 million in annual cash interest savings.

Financial Results

Cinemark Holdings, Inc.’s total revenue for the three months ended June 30, 2025 increased 28.1% to $940.5 million compared with $734.2 million for the three months ended June 30, 2024. For the three months ended June 30, 2025, admissions revenue increased 27.7% to $467.1 million while concession revenue increased 29.0% to $377.7 million, with a 15.8% increase in attendance to 57.9 million patrons. Worldwide average ticket price was $8.07 and concession revenue per patron was $6.52.

Net income attributable to Cinemark Holdings, Inc. for the three months ended June 30, 2025 was $93.5 million compared with $45.8 million for the three months ended June 30, 2024. Diluted income per share for the three months ended June 30, 2025 was $0.63 compared with $0.32 for the three months ended June 30, 2024.

Adjusted EBITDA for the three months ended June 30, 2025 was $232.2 million compared with $142.1 million for the three months ended June 30, 2024 . Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Cinemark Holdings, Inc.’s total revenue for the six months ended June 30, 2025 increased 12.8% to $1,481.2 million compared with $1,313.4 million for the six months ended June 30, 2024. For the six months ended June 30, 2025, admissions revenue increased 11.5% to $731.2 million while concession revenue increased 13.7% to $588.1 million, with a 5.4% increase in attendance to 94.5 million patrons. Worldwide average ticket price was $7.74 and concession revenue per patron was $6.22.

Net income attributable to Cinemark Holdings, Inc. for the six months ended June 30, 2025 was $54.6 million compared with $70.6 million for the six months ended June 30, 2024. Diluted income per share for the six months ended June 30, 2025 was $0.38 compared with $0.51 for the six months ended June 30, 2024.

Adjusted EBITDA for the six months ended June 30, 2025 was $268.6 million compared with $212.8 million for the six months ended June 30, 2024. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Webcast – Today at 8:30 AM ET

Live Webcast/Replay: Available at https://ir.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theater companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, as of June 30, 2025 operated 497 theaters with 5,647 screens in 42 states domestically and 13 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://ir.cinemark.com.

Investor Relations Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

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future revenue, expenses and profitability;
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currency exchange rate and inflationary impacts;
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general economic conditions in the United States and internationally;
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the future development and expected growth of our business;
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projected capital expenditures;
•
access to capital resources;
•
attendance at movies generally or in any of the markets in which we operate;
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the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;
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national and international growth in our industry;
•
competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;
•
changes in legislation, government regulations or policies that affect our operations;
•
determinations in lawsuits in which we are a party; and
•
extraordinary events beyond our control, such as conflicts, wars, natural disasters, public health crises, labor strikes, or terrorist acts.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company's Annual Report on Form 10-K filed February 19, 2025. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Statement of income data:
Revenue
Admissions	$467.1	$365.8	$731.2	$655.6
Concession	377.7	292.9	588.1	517.1
Other	95.7	75.5	161.9	140.7
Total revenue	$940.5	$734.2	$1,481.2	$1,313.4
Cost of operations
Film rentals and advertising	270.8	204.0	412.2	358.3
Concession supplies	73.1	56.6	117.4	100.6
Salaries and wages	109.4	97.3	199.7	184.2
Facility lease expense	82.9	81.5	161.2	158.8
Utilities and other	124.7	104.7	230.4	205.1
General and administrative expenses	54.1	55.7	108.6	104.6
Depreciation and amortization	49.4	49.8	98.9	99.2
Impairment of long-lived and other assets	1.6	—	1.6	—
Loss (gain) on disposal of assets and other	1.0	1.7	(3.1)	2.1
Total cost of operations	767.0	651.3	1,326.9	1,212.9
Operating income	173.5	82.9	154.3	100.5
Other income (expense)
Interest expense	(39.4)	(34.6)	(77.9)	(72.3)
Interest income	11.2	12.5	23.2	26.1
Loss on debt amendments and extinguishments	(1.5)	(2.5)	(1.5)	(2.5)
Foreign currency exchange loss	(1.0)	(6.3)	(0.5)	(4.9)
Distributions from NCMI/NCM	1.4	—	1.4	—
Interest expense - NCM	(5.3)	(5.6)	(10.7)	(11.1)
Equity in income of affiliates	2.6	2.5	3.5	6.3
Net (loss) gain on investment in NCMI	(4.3)	(3.2)	(7.9)	1.2
Income before income taxes	137.2	45.7	83.9	43.3
Income tax expense (benefit)	42.5	(0.9)	27.8	(28.6)
Net income	$94.7	$46.6	$56.1	$71.9
Less: Net income attributable to noncontrolling interests	1.2	0.8	1.5	1.3
Net income attributable to Cinemark Holdings, Inc.	$93.5	$45.8	$54.6	$70.6
Net income per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$0.81	$0.37	$0.46	$0.58
Diluted	$0.63	$0.32	$0.38	$0.51
Weighted average shares outstanding
Basic	113.5	119.9	116.4	119.7
Diluted	149.1	153.4	155.0	153.3

Other Operating Data

(unaudited, in millions)

	As of
	June 30, 2025	December 31, 2024
Balance sheet data:
Cash and cash equivalents	$931.6	$1,057.3
Theater properties and equipment, net	$1,118.3	$1,145.1
Total assets	$4,914.7	$5,067.0
Total long-term debt, net of unamortized debt issuance costs and original issue discount	$2,336.3	$2,334.7
Total equity	$457.0	$603.4

	Six Months Ended June 30,
	2025	2024
Cash flows provided by (used for):
Operating activities (1)	$156.8	$162.2
Investing activities	$(45.2)	$(46.4)
Financing activities	$(246.3)	$(168.1)

(1)
We define free cash flow as cash flows provided by operating activities less capital expenditures. A reconciliation of cash flows provided by operating activities to free cash flow is provided below:

	Six Months Ended June 30,
	2025	2024
Reconciliation of free cash flow:
Cash flows provided by operating activities	$156.8	$162.2
Less: capital expenditures	52.2	47.2
Free cash flow	$104.6	$115.0

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Reportable Segment		International Reportable Segment			Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,			Three Months Ended June 30,
Revenue and Attendance	2025	2024	2025	2024	Constant Currency (1) 2025	2025	2024
Admissions revenue	$383.4	$287.4	$83.7	$78.4	$92.3	$467.1	$365.8
Concession revenue	307.6	231.4	70.1	61.5	76.7	377.7	292.9
Other revenue	68.3	53.2	27.4	22.3	30.7	95.7	75.5
Total revenue	$759.3	$572.0	$181.2	$162.2	$199.7	$940.5	$734.2
Attendance	36.9	29.1	21.0	20.9		57.9	50.0
Average ticket price	$10.39	$9.88	$3.99	$3.75	$4.40	$8.07	$7.32
Concession revenue per patron	$8.34	$7.95	$3.34	$2.94	$3.65	$6.52	$5.86
Cost of Operations
Film rentals and advertising	$227.7	$164.6	$43.1	$39.4	$47.8	$270.8	$204.0
Concession supplies	$57.0	$43.2	$16.1	$13.4	$17.6	$73.1	$56.6
Salaries and wages	$90.9	$80.8	$18.5	$16.5	$20.5	$109.4	$97.3
Facility lease expense	$62.2	$60.0	$20.7	$21.5	$22.4	$82.9	$81.5
Utilities and other	$97.7	$80.1	$27.0	$24.6	$29.9	$124.7	$104.7

	U.S. Reportable Segment		International Reportable Segment			Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,			Six Months Ended June 30,
Revenue and Attendance	2025	2024	2025	2024	Constant Currency (1) 2025	2025	2024
Admissions revenue	$591.0	$519.2	$140.2	$136.4	$157.4	$731.2	$655.6
Concession revenue	472.0	410.0	116.1	107.1	128.9	588.1	517.1
Other revenue	113.4	99.8	48.5	40.9	55.2	161.9	140.7
Total revenue	$1,176.4	$1,029.0	$304.8	$284.4	$341.5	$1,481.2	$1,313.4
Attendance	57.5	52.7	37.0	37.0		94.5	89.7
Average ticket price	$10.28	$9.85	$3.79	$3.69	$4.25	$7.74	$7.31
Concession revenue per patron	$8.21	$7.78	$3.14	$2.89	$3.48	$6.22	$5.76
Cost of Operations
Film rentals and advertising	$340.9	$290.9	$71.3	$67.4	$80.3	$412.2	$358.3
Concession supplies	$90.8	$77.5	$26.6	$23.1	$29.5	$117.4	$100.6
Salaries and wages	$165.5	$153.3	$34.2	$30.9	$38.4	$199.7	$184.2
Facility lease expense	$122.4	$120.5	$38.8	$38.3	$42.6	$161.2	$158.8
Utilities and other	$179.5	$158.4	$50.9	$46.7	$57.2	$230.4	$205.1

(1) Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2024. We translate the results of our international reportable segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international reportable segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Adjusted EBITDA (1)
U.S.	$188.1	$108.8	$208.1	$157.9
International	44.1	33.3	60.5	54.9
Total Adjusted EBITDA (1)	$232.2	$142.1	$268.6	$212.8

Capital expenditures
U.S.	$25.0	$16.1	$41.9	$34.2
International	5.1	7.6	10.3	13.0
Total capital expenditures	$30.1	$23.7	$52.2	$47.2
(1)
Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. A reconciliation of net income to Adjusted EBITDA is provided below.

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$94.7	$46.6	$56.1	$71.9
Add (deduct):
Income tax expense (benefit)	42.5	(0.9)	27.8	(28.6)
Interest expense (1)	39.4	34.6	77.9	72.3
Other (income) loss, net (2)	(4.6)	0.1	(9.0)	(17.6)
Cash distributions from equity investees (3)	1.9	1.6	6.7	2.9
Depreciation and amortization	49.4	49.8	98.9	99.2
Impairment of long-lived and other assets	1.6	—	1.6	—
Loss (gain) on disposal of assets and other	1.0	1.7	(3.1)	2.1
Loss on debt amendments and extinguishments	1.5	2.5	1.5	2.5
Non-cash rent expense	(2.8)	(3.2)	(5.6)	(7.6)
Share-based awards compensation expense (4)	7.6	9.3	15.8	15.7
Adjusted EBITDA	$232.2	$142.1	$268.6	$212.8
(1)
Includes amortization of debt issuance costs, amortization of original issue discount and amortization of accumulated (losses) gains for amended swap agreements.
(2)
Includes interest income, foreign currency exchange loss, interest expense - NCM, equity in income of affiliates, net (loss) gain on investment in NCMI, and distributions from NCMI/NCM.
(3)
Reflects cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. reportable segment.
(4)
Non-cash expense included in general and administrative expenses.